UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-13270

FLOTEK INDUSTRIES, INC.

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service –Employer Indentification No. 90-0023731

7030 Empire Central Drive, Houston, Texas 77040

(713) 849-9911

ITEM 8.01    Other Events.

On May 24, 2005 at the Annual Shareholders’ Meeting the following nominees were re-elected to the Board of Directors of Flotek Industries, Inc.: Jerry D. Dumas, Sr., Glenn S. Penny, Gary M. Pittman, William R. Ziegler, John W. Chisholm, Barry E. Stewart and Richard O. Wilson.

Standing committees of the Board include the Compensation Committee consisting of Gary Pittman, William Ziegler, and John Chisholm, and the Audit Committee, comprised of Barry Stewart, Gary Pittman and Richard Willson.

On May 24, 2005 at the Annual Shareholders’ Meeting shareholders approved the adoption of the 2005 Long-term Incentive Plan, as detailed in the 2005 Proxy materials.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2005 /s/ Lisa Bromiley Meier —————————— Lisa Bromiley Meier Chief Financial Officer